UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	81-4744185
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Main Avenue West, Suite 2D, West Fargo, ND	58078
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-233233 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.001 per share

(Title of Class)

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), in the prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-233233) originally filed with the Securities and Exchange Commission on August 13, 2019, as amended (the “Registration Statement”), is incorporated by reference herein. In addition, the description that will be included under the heading “Description of Securities” relating to the Common Stock in the Registrant’s final prospectus relating to the Registration Statement to be subsequently filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the Registrant hereby incorporates herein by reference to the Registration Statement the exhibits listed below, being all of the constituent instruments defining the rights of the holders of the class of Common Stock.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Bylaws.
3.2.1	First Amendment to Amended and Restated Bylaws
4.1	Specimen stock certificate evidencing shares of common stock.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BT BRANDS, INC.

Date: October 25, 2019	By:	/s/ Gary Copperud
	Name:	Gary Copperud
	Title:	Chief Executive Officer

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